EXHIBIT (a)(1)(H)
AMENDED NOTICE OF GUARANTEED DELIVERY
(Not to be used for Signature Guarantee)
for
Tender of Shares of Common Stock
of
MOUNT LOGAN CAPITAL INC.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 2, 2026, UNLESS EXTENDED OR TERMINATED.
As set forth in Section 3 of the Offer to Purchase (as defined below) this form must be used to accept the Offer (as defined below) if (1) certificates representing your shares of common stock, par value $0.001 per share of Mount Logan Capital Inc., a Delaware corporation (the “Company”), are not immediately available or cannot be delivered to the Depositary (as defined below) prior to the Expiration Time (as defined in the Offer to Purchase), (2) the procedures for book-entry transfer cannot be completed before the Expiration Time or (3) time will not permit all required documents to be delivered to the Depositary prior to the Expiration Time. This form may be delivered by hand or mail to the Depositary. See Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the “common stock” or “shares” shall refer to the common stock of the Company, par value $0.001 per share.
The Depositary for the Offer is:
For information, call or email to:
Email Address: uscorporateactions@odysseytrust.com
Telephone: 1-888-290-1175
By Mail or By Hand or Courier:

By mail: Odyssey Transfer and Trust Company 2155 Woodlane Drive, Suite 100 Woodbury, MN 55125	By express mail, courier or other expedited service: Odyssey Transfer and Trust Company 2155 Woodlane Drive, Suite 100 Woodbury, MN 55125
Deliveries to the Depositary arriving after January 23, 2026, should be sent to the Depositary at Odyssey Transfer and Trust Company, Attn: Corporate Actions, 860 Blue Gentian Rd., Suite 320, Eagan, MN 55121.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERY TO THE COMPANY, THE DEALER MANAGER OR THE INFORMATION AGENT (EACH DEFINED IN THE OFFER TO PURCHASE) WILL NOT CONSTITUTE A VALID DELIVERY.
This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
The undersigned hereby tenders to Mount Logan Capital Inc., a Delaware corporation (the “Company”), on the terms and subject to the conditions set forth in the Offer to Purchase dated December 29, 2025, as amended by the Amended Offer to Purchase, dated January 13, 2026 (as it may be further amended or supplemented from time to time, together the “Offer to Purchase”), and the related Amended Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.
Number of shares to be tendered: _________ shares(1)
☐    Shareholder owns fewer than 100 shares and the tendered shares represent all shares held by the undersigned.
(1) Only tenders that are “round lots” of 100 shares, or multiples thereof, will be accepted; provided, however, that shareholders owning fewer than an aggregate of 100 shares may tender all of their shares. Any tender for fewer than 100 shares, or for an amount that is not a multiple of 100 shares, other than by holders of fewer than an aggregate of 100 shares, will be rejected.
CONDITIONAL TENDER
(See the Amended Letter of Transmittal)
A tendering shareholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of shares, in multiples of 100 shares, that must be purchased if any are purchased; provided, however, that shareholders owning fewer than an aggregate of 100 shares may tender all of their shares. Any tender for fewer than 100 shares, or for an amount that is not a multiple of 100 shares, other than by holders of fewer than an aggregate of 100 shares, will be rejected. Each shareholder is urged to consult his or her own tax advisor before completing this section. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.
☐    The minimum number of shares that must be purchased from me, if any are purchased from me, is: ____________ shares.*

☐    Shareholder owns fewer than 100 shares and the tendered shares represent all shares held by the undersigned.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this box:
☐    The tendered shares represent all shares held by the undersigned.
*Only tenders that are “round lots” of 100 shares, or multiples thereof, will be accepted; provided, however, that shareholders owning fewer than an aggregate of 100 shares may tender all of their shares. Any tender for fewer than 100 shares, or for an amount that is not a multiple of 100 shares, other than by holders of fewer than an aggregate of 100 shares, will be rejected.
Certificate Nos. (if available):
Name(s) of Record Holder(s):
(Please Type or Print)
Address(es):
Zip Code:
Daytime Area Code and Telephone Number:
Signature(s):
Dated:

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:
Name of Tendering Institution:
Account Number at Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.
GUARANTEE
(Not To Be Used For Signature Guarantee)
The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, Nasdaq, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within two business days (as defined in the Offer to Purchase) after the date the Depositary receives this Notice of Guaranteed Delivery.
The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible guarantor institution.
Name of Firm:
Authorized Signature:
Name:
    (Please Type or Print)
Title:
Address(es):
Zip Code:
Area Code and Telephone Number:
Dated:
Note: Do not send certificates for shares with this Notice.
Certificates for Shares should be sent with your Letter of Transmittal.